EXHIBIT 99.1
                                                                    ------------

                                    Investor Contact: Denise Gillen 212.318.7516
                                        Media Contact: Nancy Murray 212.813.7862



          POLO RALPH LAUREN REPORTS SECOND QUARTER FISCAL 2006 RESULTS

         SECOND QUARTER REVENUES UP 15%; OPERATING INCOME INCREASED 45%

     COMPANY CONFIRMS EPS OUTLOOK FOR FISCAL 2006 IN RANGE OF $2.85 TO $2.92

New York (November 4, 2005) - Polo Ralph Lauren Corporation (NYSE: RL) today reported net income of $104 million, or $0.97 per diluted share, for the second quarter of Fiscal 2006 compared to net income of $79 million, or $0.77 per diluted share, for the second quarter of Fiscal 2005.

Net revenues for the second quarter of Fiscal 2006 increased 15% to $1.027 billion compared to $896 million in the second quarter last year. Operating income increased 45% to $177 million compared to $122 million last year. Operating income as a percent of revenue improved 350 basis points to 17.2%.

For the first half of Fiscal 2006, net income was $155 million, or $1.46 per diluted share, compared to net income of $92 million, or $0.89 per diluted share for the comparable period last year. First half net revenues increased 18% to $1.779 billion, compared to $1.502 billion last year. Operating income for the first half was $257 million, an 81% increase over $142 million in the same period last year. Operating income as a percent of revenue improved 500 basis points to 14.5%, reflecting improved gross margin and improvements in operating expenses as a percent of revenues.

"Our business is strong and we continue to solidify our leadership position as the largest luxury apparel company in the world," said Ralph Lauren, Chairman and Chief Executive Officer. "Over the past few years our sales have doubled and our profits have more than doubled. Our focus on building new brands, such as Rugby and luxury accessories, expanding our retail and extending our international business has proven to be the right investment for our company."

"Our wholesale and retail businesses performed very well this quarter, and we were particularly pleased that our operating margins continued to expand," said Roger Farah, President and Chief Operating Officer. "We completed our footwear acquisition this quarter, providing a foundation for our accessories business and enhancing our luxury portfolio overall. We also made important strides in advancing our retail strategy, both in terms of expanding profit margins as well as new store openings, and continued to pursue opportunities to take advantage of the strong demand for our brand internationally."

SECOND QUARTER AND FIRST HALF FISCAL 2006 INCOME STATEMENT REVIEW

NET REVENUES   Net revenues for the second quarter of Fiscal 2006 increased 15%
to $1.027 billion compared to $896 million in the second quarter last year, reflecting a 17% increase in retail sales and a 15% increase in wholesale sales. First half net revenues increased 18% to $1.779 billion compared to $1.502 billion, reflecting a 23% increase in wholesale sales and a 16% increase in retail sales.

GROSS PROFIT   Gross Profit for the second quarter was $552 million, an increase of 24%, compared to $446 million in the second quarter of Fiscal 2005. Gross margin rate improved 390 basis points in the second quarter to 53.7% of revenues compared to 49.8% last year. Gross Profit for the first half was $966 million, an increase of 27%, compared to $762 million in the first half of Fiscal 2005. Gross margin rate improved 360 basis points in the first half to 54.3% of revenues compared to 50.7% last year. Improvements in gross margin for the second quarter and the first half reflect improvements in both our wholesale and retail segments from increases in full-price sell-throughs and sourcing efficiencies.

SG&A EXPENSES SG&A expenses were $375 million in the second quarter compared to $324 million in the second quarter of Fiscal 2005. SG&A expenses as a percent of revenues were 36.5% in the second quarter compared to 36.1% for the second quarter last year. SG&A expenses in the first half were $709 million compared to $620 million last year. SG&A expenses as a percent of revenues improved 150 basis points to 39.8% in the first half compared to 41.3% for the first half last year.

OPERATING INCOME   Operating income for the second quarter was $177 million, an increase of 45% compared to $122 million last year. Operating margin was 17.2% compared to 13.7%, an increase of 350 basis points. For the first half, operating income was $257 million compared to $142 million, an increase of 81%. Operating margin for the first half was 14.5%, an increase of 500 basis points compared to 9.5% last year.

SECOND QUARTER AND FIRST HALF FISCAL 2006 SEGMENT REVIEW

WHOLESALE   Wholesale sales in the second quarter were $578 million, up 15%, compared to $503 million last year. The increase in wholesale sales came primarily from menswear, childrenswear and our European business, as well as a small increase from the inclusion of our newly acquired footwear business. During the quarter, we completed the acquisition of Ralph Lauren Footwear Co., Inc., our worldwide footwear licensee for men and women. Wholesale operating income in the second quarter was $143 million compared to $100 million last year.

Wholesale sales in the first half were $915 million, up 23%, compared to $742 million last year. The increase in sales came primarily from childrenswear, menswear, better womenswear, our European business and our newly acquired footwear business. We acquired our childrenswear business in the second quarter of Fiscal 2005, therefore the first half of Fiscal 2006 reflects the inclusion of childrenswear sales in the first quarter. Wholesale operating income in the first half was $189 million compared to $97 million last year with improvement in all businesses.

RETAIL   Retail sales were $387 million in the second quarter, up 17%, compared to $331 million last year, reflecting increases in all our retail formats. Total company comparable store sales increased 6.2% reflecting an increase of 3.6% at Ralph Lauren stores, 7.6% in our factory stores and 2.4% at Club Monaco stores. Ralph Lauren Media revenues increased 52%. Retail operating income was $39 million compared to $19 million in the same period last year. Retail operating margin improved 440 basis points to 10.2% in the second quarter, reflecting significant increases in gross margin.

Retail sales in the first half were $745 million, up 16% from last year, reflecting increases in all our retail formats. Total company comparable store sales increased 6.7%, reflecting an increase of 5.5% at Ralph Lauren stores, 7.1% in our factory stores and 7.5% at Club Monaco stores. Ralph Lauren Media revenues increased 36%. Retail operating income in the first half was $75 million compared to $44 million in the same period last year. Retail operating margins improved 330 basis points to 10.1% in the first half, reflecting significant increases in gross margin.

At the end of the second quarter, we operated 294 stores, with 2.3 million square feet, compared to 268 stores, with 2.1 million square feet, at the end of the second quarter last year. Our retail group consists of 64 Ralph Lauren stores, four Rugby stores, 73 Club Monaco stores, 135 Polo factory stores, 13 Polo Jeans Co. factory stores, and five Club Monaco factory stores.

LICENSING   Licensing revenues in the second quarter were $63 million, up slightly from last year, reflecting strength domestically in our Chaps for men lines as well as improved performance in Asia. Operating income was $40 million compared to $43 million in the comparable quarter last year. Licensing revenues in the first half were $120 million, up slightly from last year, and operating income was $75 million, up slightly from last year.

SECOND QUARTER FISCAL 2006 BALANCE SHEET

We continue to have a strong balance sheet and ended the quarter with $383 million in cash, or $115 million cash net of debt. We continue to make progress in managing our inventory and generated a 16% sales increase in our wholesale and retail businesses in the second quarter with a 12% increase in inventory.

FISCAL 2006 FULL YEAR AND SECOND HALF OUTLOOK AS COMPARED TO FISCAL 2005 GAAP RESULTS

FULL YEAR FISCAL 2006 OUTLOOK

       o Earnings per share are expected to be in the range of $2.85 to $2.92, consistent with prior expectations.

       o Consolidated revenue growth is projected to be low double digits percent, reflecting high single digit percent growth in wholesale sales, low double digit percent growth in retail sales, and licensing royalty flat compared to last year.

       o Operating margins are expected to increase in a range of 400 to 450 basis points, reflecting expansion in our wholesale and retail segments and lower margins in our licensing segment.

SECOND HALF FISCAL 2006 OUTLOOK

       o Consolidated revenue growth is projected to be mid-single digit percent, reflecting low single digit percent growth in wholesale sales, low double digit percent growth in retail sales, and licensing royalty slightly down compared to last year.

       o Operating margins are expected to increase in a range of 425 to 450 basis points.

CONFERENCE CALL

As previously announced, we will host a conference call and live online broadcast today at 9:00 A.M. Eastern. The dial-in number is 1-719-457-2692. The online broadcast is accessible at http://investor.polo.com.

Polo Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For more than 37 years, Polo's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include "Polo by Ralph Lauren", "Ralph Lauren Purple Label", "Ralph Lauren", "Black Label", "Blue Label", "Lauren by Ralph Lauren", "Polo Jeans Co.", "RRL", "RLX", "Rugby", "RL Childrenswear", "Chaps", and "Club Monaco" among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to http://investor.polo.com.

THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING CURRENT EXPECTATIONS ABOUT THE COMPANY'S FUTURE RESULTS AND CONDITION, INCLUDING SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON SALES TO A LIMITED NUMBER OF LARGE DEPARTMENT STORE CUSTOMERS, INCLUDING RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON ITS LICENSING PARTNERS FOR A SUBSTANTIAL PORTION OF ITS NET INCOME AND RISKS ASSOCIATED WITH A LACK OF OPERATIONAL AND FINANCIAL CONTROL OVER LICENSED BUSINESSES; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING FOREIGN OPERATIONS OR SOURCING (INCLUDING FOREIGN EXCHANGE FLUCTUATIONS) AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES OR ITS ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES; RISKS ARISING OUT OF LITIGATION OR TRADEMARK CONFLICTS, AND OTHER RISK FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K, 10-Q AND 8-K REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

                                     # # # #
                                  Tables Follow
                                       ###

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)
                (In thousands, except share and per share data)
                                   (UNAUDITED)

                                                                                THREE MONTHS ENDED
                                                                       ---------------------------------
                                                                         OCTOBER 1,         OCTOBER 2,
                                                                            2005              2004
                                                                       -------------       -------------
                                                                                            (AS RESTATED
                                                                                             SEE NOTE A)
Wholesale Net Sales                                                    $     577,561       $     502,563
Retail Net Sales                                                             387,187             330,912
                                                                       -------------       -------------

NET SALES                                                                    964,748             833,475

Licensing Revenue                                                             62,636              62,139
                                                                       -------------       -------------

NET REVENUES                                                               1,027,384             895,614

Cost of Goods Sold                                                           475,839             449,580
                                                                       -------------       -------------

GROSS PROFIT                                                                 551,545             446,034

Depreciation and Amortization Expense                                         29,570              24,088
Other SG&A Expenses                                                          344,992             298,780
Restructuring Charges                                                             --                 897
                                                                       -------------       -------------
TOTAL SG&A EXPENSES                                                          374,562             323,765

Income From Operations                                                       176,983             122,269

Foreign Currency (Gains) Losses                                                6,025              (3,145)

Interest (Income) Expense, net                                                  (115)              2,042
                                                                       -------------       -------------

Income Before Income Taxes and Other Income                                  171,073             123,372

Provision for Income Taxes                                                    64,281              43,391
                                                                       -------------       -------------

Income after Tax                                                             106,792              79,981

Other (Income) Expense, net (B)                                                2,587                 713
                                                                       -------------       -------------

NET INCOME                                                             $     104,205       $      79,268
                                                                       =============       =============

NET INCOME PER SHARE - BASIC                                           $        1.00       $        0.78
                                                                       =============       =============

NET INCOME PER SHARE - DILUTED                                         $        0.97       $        0.77
                                                                       =============       =============

Weighted Average Shares Outstanding - Basic                              104,198,000         101,192,000
                                                                       =============       =============

Weighted Average Shares & Share Equivalents Outstanding - Diluted        107,416,000         103,571,000
                                                                       =============       =============

Dividends declared per share                                           $        0.05       $        0.05
                                                                       =============       =============


    (A)    Restated for change in lease accounting and the consolidation of RL
           Media.

    (B) FY 06 includes Minority Interest Expense of $3,847, partially offset by Equity Investment Income of $1,260. FY05 (as restated) includes Minority Interest Expense of $1,901, partially offset by Equity Investment Income of $1,188.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)
                (In thousands, except share and per share data)
                                   (UNAUDITED)

                                                                                SIX MONTHS ENDED
                                                                       ---------------------------------
                                                                         OCTOBER 1,         OCTOBER 2,
                                                                            2005              2004
                                                                       -------------       -------------
                                                                                            (AS RESTATED
                                                                                             SEE NOTE A)
Wholesale Net Sales                                                    $     914,760       $     741,587
Retail Net Sales                                                             744,591             640,952
                                                                       -------------       -------------

NET SALES                                                                  1,659,351           1,382,539

Licensing Revenue                                                            119,975             119,081
                                                                       -------------       -------------

NET REVENUES                                                               1,779,326           1,501,620

Cost of Goods Sold                                                           813,353             740,058
                                                                       -------------       -------------

GROSS PROFIT                                                                 965,973             761,562

Depreciation and Amortization Expense                                         58,232              46,921
Other SG&A Expenses                                                          650,537             570,990
Restructuring Charges                                                             --               1,628
                                                                       -------------       -------------
TOTAL SG&A EXPENSES                                                          708,769             619,539

Income From Operations                                                       257,204             142,023

Foreign Currency (Gains) Losses                                                5,984              (2,934)

Interest (Income) Expense, net                                                  (548)              3,669
                                                                       -------------       -------------

Income Before Income Taxes and Other Income                                  251,768             141,288

Provision for Income Taxes                                                    94,624              49,707
                                                                       -------------       -------------

Income after Tax                                                             157,144              91,581

Other (Income) Expense, net (B)                                                2,232                (412)
                                                                       -------------       -------------

NET INCOME                                                             $     154,912       $      91,993
                                                                       =============       =============

NET INCOME PER SHARE - BASIC                                           $        1.50       $        0.91
                                                                       =============       =============

NET INCOME PER SHARE - DILUTED                                         $        1.46       $        0.89
                                                                       =============       =============

Weighted Average Shares Outstanding - Basic                              103,620,000         100,837,000
                                                                       =============       =============

Weighted Average Shares & Share Equivalents Outstanding - Diluted        106,450,000         103,186,000
                                                                       =============       =============

Dividends declared per share                                           $        0.10       $        0.10
                                                                       =============       =============

    (A)    Restated for change in lease accounting and the consolidation of RL
           Media.

    (B) FY 06 includes Minority Interest Expense of $5,287, partially offset by Equity Investment Income of $3,055. FY05 (as restated) includes Equity Investment Income of $3,176, partially offset by Minority Interest Expense of $2,764.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                           OCTOBER 1,          OCTOBER 2,
                                                                               2005               2004
                                                                           -----------         -----------
                                                                                              (AS RESTATED
                                                                                               SEE NOTE A)
                                 ASSETS
Current assets
  Cash and cash equivalents                                                $   383,156         $   158,196
  Accounts receivable, net of allowances                                       458,651             429,344
  Inventories                                                                  513,101             457,761
  Deferred tax assets                                                           70,947              22,269
  Prepaid expenses and other                                                   101,372              75,826
                                                                           -----------         -----------

                                                                             1,527,227           1,143,396

Property and equipment, net                                                    494,144             453,603
Deferred tax assets                                                             36,073              66,915
Goodwill, net                                                                  569,997             579,216
Intangibles, net                                                               105,416              19,028
Other assets                                                                   180,456             178,295
                                                                           -----------         -----------

                                                                           $ 2,913,313         $ 2,440,453
                                                                           ===========         ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                         $   192,868         $   166,793
  Income tax payable                                                            41,240              80,723
  Accrued expenses and other                                                   384,755             253,505
                                                                           -----------         -----------

                                                                               618,863             501,021

Long-term debt                                                                 267,657             280,948
Other noncurrent liabilities                                                   147,865             126,288
                                                                           -----------         -----------

Total liabilities                                                            1,034,385             908,257
                                                                           -----------         -----------

Stockholders' equity
  Common Stock                                                                   1,091               1,060
  Additional paid-in-capital                                                   747,349             619,885
  Retained earnings                                                          1,232,021           1,002,134
  Treasury Stock, Class A, at cost (4,249,230 and 4,177,600 shares)            (83,280)            (80,026)
  Accumulated other comprehensive income                                        27,146              26,016
  Unearned compensation                                                        (45,399)            (36,873)
                                                                           -----------         -----------

                         TOTAL STOCKHOLDERS' EQUITY                          1,878,928           1,532,196
                                                                           -----------         -----------

                                                                           $ 2,913,313         $ 2,440,453
                                                                           ===========         ===========

    (A) Restated for change in lease accounting, the consolidation of RL Media and certain other reclassifications.

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                     NET REVENUES AND INCOME FROM OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

The net revenues and income from operations for the periods ended October 1, 2005 and October 2, 2004 for each segment were as follows:

                                                        THREE MONTHS ENDED                         SIX MONTHS ENDED
                                               --------------------------------          --------------------------------
                                                October 1,           October 2,           October 1,           October 2,
                                                  2005                 2004                  2005                2004
                                               -----------          -----------          -----------          -----------
                                                                   (AS RESTATED                               (AS RESTATED
                                                                    SEE NOTE A)                                SEE NOTE A)
Net revenues:
  Wholesale                                    $   577,561          $   502,563          $   914,760          $   741,587
  Retail                                           387,187              330,912              744,591              640,952
  Licensing                                         62,636               62,139              119,975              119,081
                                               -----------          -----------          -----------          -----------
                                               $ 1,027,384          $   895,614          $ 1,779,326          $ 1,501,620
                                               ===========          ===========          ===========          ===========

Income (Loss) from operations:
  Wholesale                                    $   143,119          $    99,874          $   189,388          $    97,241
  Retail                                            39,341               19,251               74,991               43,695
  Licensing                                         40,255               42,637               75,467               74,484
  Corporate                                        (45,732)             (38,596)             (82,642)             (71,769)
                                               -----------          -----------          -----------          -----------
                                               $   176,983          $   123,166          $   257,204          $   143,651
Less: Unallocated Restructuring Charges                 --                 (897)                  --               (1,628)
                                               -----------          -----------          -----------          -----------
                                               $   176,983          $   122,269          $   257,204          $   142,023
                                               ===========          ===========          ===========          ===========


    (A)    Restated for change in lease accounting and the consolidation of RL
           Media.